Exhibit 99.1

Oceaneering’s Integrity Management and Digital Solutions Segment
Announces Fourth Quarter 2021 Contracts Exceeding $80 Million

Houston, January 06, 2022 - Oceaneering International, Inc. (NYSE:OII) announces that it has been awarded multiple contracts for its Integrity Management and Digital Solutions (IMDS) segment with over $80 million booked in the fourth quarter of 2021. The majority of these bookings, which are primarily with major offshore operators, represent renewals of existing agreements, with durations ranging from one to four years.

The scopes of work for these contracts include risk, reliability and maintenance engineering services, inspection services for onshore and offshore projects, and energy and maritime intelligence software services. The sites covered by these contracts include ports & terminals, nuclear power plants, LNG terminals, oil & gas production facilities, and bulk cargo vessels, primarily in Australia, Norway, UK, and Brazil.

These fourth quarter bookings also complete a successful year for IMDS, in which more than $300 million in new bookings were obtained. This level of bookings provides significant support to Oceaneering’s expectation for continued growth of value-based solutions within its IMDS businesses in 2022.

Rod Larson, President and Chief Executive Officer, stated, "Recognition of the quality in Oceaneering’s IMDS brand continues, as evidenced by the fourth quarter and full year 2021 awards. Our value proposition allows customers to make timely and evidence-based decisions derived from our integrated service offerings of advanced asset integrity and data analytics. These new bookings increase our confidence for continued growth in this segment, which is integral to achieving our previously guided EBITDA expectations for 2022. I am proud of Kishore Sundararajan, Senior Vice President of IMDS, and his entire team for the hard work they are doing to grow and transform this segment of our company."

This release contains "forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning: the dollar amounts of the fourth quarter and full year of 2021 contract bookings by Oceaneering’s IMDS segment, to the extent such bookings may be an indicator of future revenue, profitability or cash flows; the durations of contracts; Oceaneering’s expectation for continued growth of value-based solutions within its IMDS businesses in 2022; and Oceaneering’s confidence with respect to that expectation, which is integral to achieving its previously guided EBITDA expectations for 2022. The forward-looking statements included in this release are based on Oceaneering’s current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. These include, among other factors, risks and uncertainties related to counterparty performance under contracts and market conditions and other economic factors affecting Oceaneering's business. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, aerospace, robotic and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contacts:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

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